                                                                     Exhibit 1.1

                       GLOBAL EXPRESS CAPITAL REAL ESTATE
                             INVESTMENT FUND I, LLC

                             MEMBERSHIP CERTIFICATES

                              Series A, B, C, and D

                              $25,000,000 (Maximum)
                              $1,000,000 (Minimum)


                            DEALER MANAGER AGREEMENT



                                              ____, 2001


Global Express Securities, Inc.
8540 Southeastern Avenue, Suite 200
Las Vegas, Nevada  89123

Ladies and Gentlemen:

         CONREX INTERNATIONAL FINANCIAL, INC. D/B/A GLOBAL EXPRESS CAPITAL MORTGAGE, a Nevada corporation, as the Manager (the "Manager") of GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC, a Nevada limited liability company (the "Fund"), proposes that the Fund issue and sell up to $25,000,000 aggregate principal amount of Membership Certificates of limited liability company interests ("Certificates") in the Fund as set forth in the Fund operating agreement attached as Exhibit B to the prospectus dated May 14, 2001. Certificates in an amount greater than or equal to $100,000 will be designated Series A Membership Certificates; Certificates in an amount greater than or equal to $25,000 but less than $100,000 will be designated Series B Membership Certificates; Certificates in an amount greater than or equal to $10,000 but less than $25,000 will be designated Series C Membership Certificates; and Certificates in an amount greater than or equal to $2,000 but less than $10,000 will be designated Series D Membership Certificates. Certificates will only be issued in denominations that are multiples of $1,000. Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Fund and the Manager hereby enter into this Dealer Manager Agreement ("Agreement") with you (the "Dealer
Manager") as follows:

         1.   Representations and Warranties of the Fund

         The Fund represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement in the form attached to this Agreement as Exhibit A (said dealers being hereinafter called the "Dealers") that:

         1.1 A Registration Statement of the Fund has been prepared by the Fund in accordance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC"), covering the Certificates. Said Registration Statement, which includes a preliminary prospectus, was filed with the SEC on or about February 6, 2001. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. (The Registration Statement and Prospectus, as finally amended and revised, are respectively hereinafter referred to as the "Registration Statement" and the "Prospectus.")

         1.2 The Fund has been duly and validly organized and formed as a limited liability company under the Nevada Revised Statutes with the power and authority to conduct its business as described in the Prospectus.

         1.3 The Registration Statement and Prospectus comply with the Securities Act and the Rule and Regulations and do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager or any Dealer in writing to the Fund specifically for inclusion therein.

         1.4 The Fund intends to use the funds received from the sale of the Certificates as set forth in the Prospectus.

         1.5 No consent, approval, authorization or other order of any governmental authority, including the Nevada Financial Institutions Division, is required in connection with the execution or delivery by the Fund of this Agreement, the issuance and sale by the Fund of the Certificates, or the conduct by the Fund of its business as described in the Prospectus, except such as may be required under the Securities Act or applicable state securities laws.

         1.6 There are no actions, suits or proceedings pending or to the knowledge of the Fund, threatened against the Fund or its Manager , at law or equity or before or by any federal or state commission, regulatory body or administration agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Fund, except as are described on Attachment 1.6 to this Agreement.

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         1.7  The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund will not conflict with or constitute a default under the Fund's Certificate of Formation, Operating Agreement, or any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund, or the Manager, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

         1.8 The Fund has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

         1.9 At time of issuance of the Certificates, the Certificates will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

         1.10 The respective financial statements contained in the Registration Statement and the Prospectus fairly present the financial condition of the Fund and Manager and the results of their respective operations as of the dates and for the periods therein specified; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and the accountants who have certified certain of such financial statements are independent public accountants as required by the Securities Act and the Rules and Regulations.

         2.   Covenants of the Manager

         The Manager covenants and agrees with the Dealer Manager that:

         2.1 It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Certificates of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been approved for use by the Fund and all appropriate regulatory agencies).

         2.2 It will furnish such proper information and execute and file such documents as may be necessary for the Fund to register or qualify the Certificates for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such filings as may be required. The Manager will furnish to the Dealer Manager a copy of such papers filed by the Fund in connection with any such registration or qualification.

         2.3 It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) file for review and use its best efforts to obtain approval by the NASD Corporate Financing Department of the offering under Rule 2810 of the NASD Conduct Rules and applicable Guidelines; (c) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (d) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and
(e) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

         2.4 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Manager or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Manager will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Manager will then promptly prepare such amended or supplemental prospectus for the Fund or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

         3.   Obligations and Compensation of Dealer Manager

         3.1 The Fund and the Manager hereby appoint the Dealer Manager as the each of their agent and principal distributor for the purpose of selling for cash up to a maximum of $25,000,000 aggregate principal amount of Certificates through Dealers, all of whom shall be members of the NASD. The Dealer Manager may also sell Certificates for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Certificates on said terms and conditions. The Dealer Manager represents to the Fund and the Manager that it is a member of the NASD and that it and its employees and representatives have all required licenses and registrations to act under this Agreement.

         The Dealer Manager agrees to be bound by the terms of the Bank Escrow Agreement executed as of May __, 2001 ("Escrow Agreement") by Bank of America, N.A. ("Bank"), as escrow agent, the Dealer Manager and the Fund, a signed copy of which the Dealer Manager acknowledges has been furnished to it by the Manager, and a conformed copy of which is attached to this Agreement and incorporated herein by this reference.

         3.2 Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Certificates for cash to the public in jurisdictions

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in which the Certificates are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Certificates upon request of the Manager at any time and will resume offering the Certificates upon subsequent request of the Manager.

         3.3 As provided in the "Plan of Distribution" section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Manager agrees that it will pay the Dealer Manager a fee more fully described in Attachment 3.3 of this Agreement. All or any portion of such fee may be reallocated to any Dealer under the Selected Dealer Agreement for that Dealer's accountable expenses in this offering. (Such aggregate percentage of gross proceeds, excluding the portion reimbursed as expenses, is hereinafter referred to as the "Dealer Management Fee".) Without in any way limiting the foregoing, no commissions, Dealer Manager Fee or expense reimbursement will be paid to the Dealer Manager or any Dealer in excess of the maximum permitted by NASD Rules of Conduct and applicable guidelines pertaining to sales compensation in offerings of this kind. Notwithstanding the foregoing, no commissions, payments or amount whatsoever will be paid to the Dealer Manager under this Section 3.3 unless or until $1,000,000 of Certificates have been sold by the Dealer Manager and the Dealers (the "Minimum Offering"). Until the Minimum Offering is obtained, all investments will be held in an interest-bearing escrow account and, if the Minimum Offering is not obtained, all investments with interest earned thereon will be returned to the investors in accordance with the Prospectus and Escrow Agreement. The Fund and the Manager will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions and reimbursements of expenses to Dealers.

         3.4 The Dealer Manager represents and warrants to the Fund, the Manager and each person and firm that signs the Registration Statement that the information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Fund and the Manager by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         3.5 The Dealer Manager represents and warrants to the Fund that it will not represent or imply that the Bank, under the Escrow Agreement, has investigated the desirability or advisability of investment in the Certificates, or has approved, endorsed or passed upon the merits of the Certificates or the Fund, nor will it use the name of said Bank in any manner whatsoever in connection with the offer or sale of the Certificates other than by acknowledgment that it has agreed to serve as escrow agent.

         4.   Indemnification

         4.1 The Fund and Manager will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any application or other document executed by the Fund or the Manager on their behalf specifically for the purposes of registering or qualifying any or all of the Certificates for sale under the securities laws of any state or based upon written information furnished by the Fund under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or
(b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or Dealer Manager, its officers and directors and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its officers and directors, or such controlling persons in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Fund and Manager will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Fund or Manager by or on behalf of any Dealer or Dealer Manager specifically for use with reference to such Dealer or Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Fund will not be liable in any such case if it is determined that such Dealer or Dealer Manager was at fault in connection with the loss, claim, damage, liability or action.

         4.2 The Dealer Manager will indemnify and hold harmless the Fund, the Manager and each person or firm which has signed the Registration Statement and each person, if any, who controls the Fund and Manager within the meaning of
Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or Manager by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized oral representations concerning the Certificates by the Dealer Manager and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

         4.3 Each Dealer severally will indemnify and hold harmless the Fund, Manager, Dealer Manager, all directors thereof (including any persons named in the Registration Statements with his consent, as about to become a director), each of their officers who has signed the Registration Statement and each person, if any, who controls the Fund, the Dealer Manager within the meaning of
Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Fund, the Dealer Manager, the Manager, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained
(i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or
(b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, of in any amendment or supplement to the Prospectus or the omission therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Fund or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Certificates by such Dealer and will reimburse the Fund, the Dealer Manager, the Manager, any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

         4.4 Promptly after receipt by an indemnified party under this Section 4 of notice of the commencements of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under the Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so as to notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying part similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim effected without the consent of such indemnifying party.

         4.5 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

         4.6 The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Fund, the Dealer Manager or the Manager or any officer or director thereof, or by or on behalf of the Fund, the Dealer Manager or the Manager, (b) delivery of any Certificates and payment therefore, and (c) any termination of this Agreement. A successor of any Dealer or of any the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

         5.   Survival of Provisions

         The respective agreements, representations and warranties of the Fund and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Fund, its partners or any person controlling the Fund, and (c) the acceptance of any payment for the Certificates.

         6.   Applicable Law

         This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Nevada.

         7.   Counterparts

         This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

         8.   Successors and Amendment

         8.1 This Agreement shall inure to the benefit of any be binding upon the Dealer Manager, the Manager, the Fund and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

         8.2 This Agreement may be amended by the written agreement of the Dealer Manager, the Fund and the Manager.

         9.   Term

         Any party to this Agreement shall have the right to terminate this Agreement on 60 days' written notice.

         10.  Confirmation

         The Manager hereby agrees and assumes the duty to send an acknowledgment to each investor whose subscription for Certificates is accepted in whole or in part by the Manager.

         11.      Suitability of Investors

         The Dealer Manager will offer Certificates and in its agreements with Dealers will require that the Dealers offer Certificates, only to persons who meet the financial qualifications set forth in the Prospectus and the Subscription Agreement in the form that is attached to the Prospectus as Exhibit C thereto (or to those it reasonably believes to meet suitability standards in states that deviate from those standards set forth in the Prospectus and Subscription Agreement), and will only make offers to persons in the states in which it is advised in writing that the Certificates are qualified for sale or that such qualification is not required. In offering Certificates, the Dealer Manager will, and in its agreements with Dealers the Dealer Manager will require that the Dealer comply with the provisions of Rule 2310 of the Conduct Rules set forth in the NASD Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.B. and C. of the Statement of Policy Regarding Mortgage Programs of the North American Securities Administration Association, Inc.

         12.  Submission of Orders

         12.1 Those persons who purchase Certificates will be instructed by the Dealer Manager or the Dealer to make their checks payable to the Bank as escrow agent during the course of the minimum offering, and thereafter either to the Fund or to the Escrow Agent in accordance with the Escrow Agreement. The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section
12. Transmittal of received investor funds will be made in accordance with the following procedures.

         12.2 Where, pursuant to a Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Dealer Manager by the end of the next business day following receipt by the Dealer for deposit to the Bank, as escrow agent, during the course of the minimum offering, and thereafter either to the Fund or to the Escrow Agent in accordance with the Escrow Agreement.

         12.3 Where, pursuant to a Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the "Final Review Office"). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks in care of the Dealer Manager for deposit to the Bank, as escrow agent, during the course of the minimum offering, and thereafter either to the Fund or to the Escrow Agent in accordance with the Escrow Agreement.

         12.4 Where the Dealer Manager is involved in the distribution process, checks will be transmitted by the Dealer Manager for deposit to the Bank, as escrow agent, during the course of the minimum offering, and thereafter either to the Fund or to the Escrow Agent in accordance with the Escrow Agreement, as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. Checks of rejected subscribers will be promptly returned to such subscribers.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

                             Very truly yours,

                             GLOBAL EXPRESS CAPITAL REAL
                             ESTATE INVESTMENT FUND I, LLC

                             By: Conrex International Financial, Inc., d/b/a Global Express Capital Mortgage.
                                   (Manager)


                             By:________________________________________________
                             Name:
                             Title:

                             CONREX INTERNATIONAL FINANCIAL,
                             INC. D/B/A GLOBAL EXPRESS CAPITAL
                             MORTGAGE


                             By:________________________________________________
                             Name:
                             Title:



Accepted and agreed as of
the date first above written.

GLOBAL EXPRESS SECURITIES, INC.


By:_____________________________
                      ,President

                                 ATTACHMENT 1.6
                         TO THE DEALER MANAGER AGREEMENT

                  Response to Section 1.6 - Material Litigation


None

                                 ATTACHMENT 3.3
                         TO THE DEALER MANAGER AGREEMENT

          Compensation for the services rendered by the Dealer Manager

One percent (1%) of the purchase price plus up to one-half percent (.5%) for reimbursement of actual direct expenses.